FOR:         THE SPORTSMAN'S GUIDE
             411 Farwell Avenue
             South Saint Paul, Minn. 55075      FOR IMMEDIATE RELEASE
             NASDAQ NMS: SGDE

CONTACT:     612-344-1000
             William P. Bartkowski
             BlueFire Partners
             612-344-1012 (direct)

            THE SPORTSMAN'S GUIDE RELEASES 2003 THIRD QUARTER RESULTS

        Sales and EPS Well Above Levels Reported for Same Period in 2002

         SOUTH ST. PAUL, MINN. (10/28/03) -- The Sportsman's Guide, Inc. (NASDAQ
NMS: SGDE) today reported the results of operations for the quarter ended September 30, 2003. Sales for the quarter were $41.2 million, an increase over the $36.7 million reported for the same period one year ago. The Company reported net earnings of $710,000, and earnings of $0.13 per fully diluted share for the quarter, compared to $269,000, or $0.05 per fully diluted share, reported for the three months ended September 30, 2002.

         For the nine months ended September 30, 2003, sales were $123.0 million, an increase over the $113.0 million reported for 2002. The Company recorded net earnings of $2.3 million, or $0.44 per fully diluted share, for the first three quarters of the year, compared to net earnings of $1.4 million, or $0.27 per fully diluted share, for the first nine months ended September 30, 2002.

         Company officials noted that the 12.2% increase in sales for the quarter was due to increases in both Internet-related and catalog sales. Internet-related sales totaled 36 percent of total sales in the quarter, compared to approximately 30 percent of total sales for the same period in 2002. Catalog sales increased primarily as a result of increased catalog circulation and improved catalog productivity.

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         Gregory R. Binkley, President and Chief Executive Officer of the
Company, stated, "Once again we have seen significant year over year improvements in sales, in Internet-related sales and in net earnings. The improvements in the quarter were largely driven by continued commitment to our formula and our focus on enhancing productivity and efficiency."

         The Company will hold a conference call on Wednesday, October 29, 2003 to discuss the results of the quarter. Gregory R. Binkley, President and Chief Executive Officer, and Charles B. Lingen, Executive Vice President and Chief Financial Officer, will be present on the call to provide commentary and to take questions. The call will be begin at 10:30 am, CST. Participants may access the call by dialing 1-800-209-8032. The call may also be accessed via the Internet at www.SportsmansGuideIR.com.

         The Sportsman's Guide is a company offering value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, equipment and footwear, sold through both catalogs and Internet websites. The Company's websites include www.sportsmansguide.com, and www.bargainoutfitters.com.


                         - financial highlights follow -


THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, INCLUDING BUT NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, A CHANGING MARKET ENVIRONMENT FOR THE COMPANY'S PRODUCTS AND THE MARKET ACCEPTANCE OF THE COMPANY'S CATALOGS, INTERNET SITES AND OFFERINGS.

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                           THE SPORTSMAN'S GUIDE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                            (In thousands of dollars)

                                                           September 30,   September 30,    December 31,
                                                              2003             2002             2002
                                                           -------------   -------------    ------------
                               ASSETS
CURRENT ASSETS
     Cash and cash equivalents                               $10,810          $ 2,606          $17,152
     Accounts receivable - net                                 1,853            1,832            3,014
     Inventory                                                29,710           28,066           20,593
     Promotional material                                      3,920            4,347            2,540
     Prepaid expenses and other                                2,020            1,249            1,133
     Deferred income taxes                                     2,270            1,428            2,409
                                                             -------          -------          -------
        Total current assets                                  50,583           39,528           46,841
PROPERTY AND EQUIPMENT, NET                                    2,296            2,924            2,672
                                                             -------          -------          -------
        Total assets                                         $52,879          $42,452          $49,513
                                                             =======          =======          =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                        $18,463          $16,124          $16,230
     Accrued expenses and other current liabilities           11,545            8,242           12,543
                                                             -------          -------          -------
        Total current liabilities                             30,008           24,366           28,773
LONG-TERM LIABILITIES                                            246              112              119
                                                             -------          -------          -------
        Total liabilities                                     30,254           24,478           28,892
SHAREHOLDERS' EQUITY                                          22,625           17,974           20,621
                                                             -------          -------          -------
        Total liabilities and shareholders' equity           $52,879          $42,452          $49,513
                                                             =======          =======          =======

                           THE SPORTSMAN'S GUIDE, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                   For The Three Months And Nine Months Ended
                           September 30, 2003 and 2002

                      (In thousands, except per share data)

                                                     Three months ended             Nine months ended
                                                        September 30,                  September 30,
                                                  -------------------------      -------------------------
                                                    2003            2002           2003            2002
                                                  ---------       ---------      ---------       ---------
Sales                                             $  41,213       $  36,746      $ 123,003       $ 113,002
Cost of sales                                        28,672          25,557         84,321          77,959
                                                  ---------       ---------      ---------       ---------
     Gross profit                                    12,541          11,189         38,682          35,043
Selling, general and administrative expenses         11,424          10,823         35,056          32,967
                                                  ---------       ---------      ---------       ---------
     Earnings from operations                         1,117             366          3,626           2,076
Miscellaneous income (expense), net                     (10)             46            (14)             79
                                                  ---------       ---------      ---------       ---------
     Earnings before income taxes                     1,107             412          3,612           2,155
Income tax expense                                      397             143          1,299             785
                                                  ---------       ---------      ---------       ---------

     Net earnings                                 $     710       $     269      $   2,313       $   1,370
                                                  =========       =========      =========       =========
Net earnings per share:
     Basic                                        $     .15       $     .06      $     .49       $     .29
                                                  =========       =========      =========       =========
     Diluted                                      $     .13       $     .05      $     .44       $     .27
                                                  =========       =========      =========       =========
Weighted average common and common
  equivalent shares outstanding:
     Basic                                            4,801           4,754          4,769           4,752
                                                  =========       =========      =========       =========
     Diluted                                          5,355           5,070          5,241           5,001
                                                  =========       =========      =========       =========